Exhibit 31.3
I, Wm. Stacy Locke, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the period ended December 31, 2019, of Pioneer Energy Services Corp.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 28, 2020

/s/ Wm. Stacy Locke
Wm. Stacy Locke
President and Chief Executive Officer